SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             Lynx Therapeutics, Inc.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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

                             LYNX THERAPEUTICS, INC.
                              3832 Bay Center Place
                            Hayward, California 94545


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1997


TO THE STOCKHOLDERS OF LYNX THERAPEUTICS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lynx Therapeutics, Inc., a Delaware corporation (the "Company" or "Lynx"), will be held on Tuesday, May 13, 1997, at 11:00 a.m. local time at the Company's principal executive offices, 3832 Bay Center Place, Hayward, California, for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected.

         2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 24, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.


                                           By Order of the Board of Directors



                                           James C. Kitch, Secretary
Hayward, California
April 9, 1997

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             LYNX THERAPEUTICS, INC.
                              3832 Bay Center Place
                            Hayward, California 94545

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors of Lynx Therapeutics, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 13, 1997, at 11:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive office, 3832 Bay Center Place, Hayward, California.

Solicitation

         The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

         The Company intends to mail this Proxy Statement and the accompanying Proxy Card on or about April 9, 1997, to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

         Only holders of record of Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock at the close of business on March 24, 1997, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 24, 1997, the Company had outstanding and entitled to vote 3,140,672 shares of Common Stock, 332,288 shares of Series B Preferred Stock, 123,299 shares of Series C Preferred Stock and 40,000 shares of Series D Preferred Stock, each share of which is presently convertible into ten shares of Common Stock. The holders of Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will vote together as a class (on an as-if-converted to Common Stock basis) on each proposal described in this Proxy Statement. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Each holder of record of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock on such date will be entitled to ten votes for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

                                       2.

Revocability of Proxies

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3832 Bay Center Place, Hayward, California 94545, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

         Proposals of stockholders that are intended to be presented at the Company's next Annual Meeting of Stockholders must be received by the Company not later than December 1, 1997, in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         There are six nominees for the six Board positions presently authorized in the Company's By-laws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

         The names of the  nominees and certain  information  about them are set forth below:
                    Name                                    Position                   Age       Director Since
                    ----                                    --------                   ---       --------------
         Sam Eletr, Ph.D.                        Chairman of the Board and             57             1992
                                                   Chief Executive Officer
         William K. Bowes, Jr.(1)                Director                              70             1994
         Sydney Brenner, M.B., D. Phil.          Director                              69             1993
         James C. Kitch(1)                       Director and Secretary                49             1993
         Kathleen D. La Porte(2)                 Director                              35             1994
         Craig C. Taylor(2)                      Director and Acting Chief             46             1994
                                                   Financial Officer

         ----------------
         (1)  Member of the Audit Committee
         (2)  Member of the Compensation Committee

                                       3.

         Dr. Eletr has served as Chairman of the Board of the Company since February 1992 and resumed the position of Chief Executive Officer of the Company in November 1996, a position he held from February 1992 through January 1996. In 1981, Dr. Eletr founded Applied Biosystems, Inc., ("ABI"), a manufacturer of instruments and consumables for life science research and related applications, now a wholly-owned subsidiary of Perkin Elmer Corporation, and served as Chairman of the Board of Directors and in various executive positions at ABI from its inception until March 1987. Dr. Eletr acted as a consultant to ABI from September 1990 until July 1992, during which time he undertook to assume the leadership of the Company.

         Mr. Bowes has served as a director of the Company since March 1994. He has been a general partner of U.S. Venture Partners, a venture capital partnership, since 1981. He currently serves as a director of Amgen, Inc., XOMA Corporation and several of U.S. Venture Partners' privately owned portfolio companies.

         Dr. Brenner has served as a director of the Company since October 1993. In July 1996 he was appointed the Director and President of The Molecular Sciences Institute, a non-profit research institute in La Jolla, California. In September 1996 he retired from his position of Honorary Professor of Genetic Medicine, University of Cambridge Clinical School. From 1986 to his retirement in 1991, Dr. Brenner directed the Medical Research Council Unit of Molecular Genetics. He was a member of the Scripps Research Institute in La Jolla, California until December 1994.

         Mr. Kitch has served as a director of the Company since February 1993 and Secretary of Lynx since February 1992. He was a director of ABI, Lynx's predecessor, from August 1986 to February 1993. He is a partner at Cooley Godward LLP, a law firm which has provided legal services to the Company.

         Ms. La Porte has served as a director of the Company since March 1994. She is a general partner of the Sprout Group, the venture capital affiliate of Donaldson, Lufkin and Jenrette. From 1987 to 1993, Ms. La Porte was a principal at Asset Management Company. She currently serves as a director of Onyx Pharmaceuticals, Inc., Fem Rx, Inc. and several private companies.

         Mr. Taylor has served as a director of the Company since March 1994 and Acting Chief Financial Officer since July 1994. He has been active in venture capital since 1977 when he joined Asset Management Company. He is a general partner of AMC Partners 89 L.P., which serves as the general partner of Asset Management Associates 1989 L.P., a private venture capital partnership. He currently serves as a director of Metra BioSystems, Inc., Pharmacyclics, Inc. and several private companies.

Board Committees and Meetings

         In March 1994, the Board of Directors established an Audit Committee and a Compensation Committee. The Board of Directors does not have a standing nominating committee.

         The Audit Committee recommends engagement of the Company's independent auditors and reviews the plan of the annual audit, the results of the audit, and the adequacy of internal accounting controls. The Audit Committee is composed of Messrs. Bowes and Kitch. The Audit Committee held one meeting during 1996.

         The Compensation Committee reviews and recommends salaries for officers and key employees. The Compensation Committee also serves as the Stock Option Committee for the 1992 Stock Option Plan for the employees of the Company and in that capacity approves employee stock option grants. The members of the Compensation Committee are Ms. La Porte and Mr. Taylor. The Compensation Committee did not meet during 1996.

         During the fiscal year ended December 31, 1996 the Board of Directors held eight meetings. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served.

                                       4.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of each class of the  Company's  voting stock as of February 28, 1997, by (i) each  stockholder  who is known by the Company to own  beneficially  more than 5% of the Common Stock;  Series B Preferred Stock; Series C Preferred Stock
and Series D Preferred Stock;  (ii) each Named Executive Officer of the Company;
(iii)  each  director  of the  Company;  and (iv) all  directors  and  executive officers  of the  Company as a group.  All Series D  Preferred  Stock is held by
Hoechst  Marion  Roussel as  reflected in the Common Stock table and as noted in
Note 5.
                                                                          Series B                    Series C
                                            Common Stock(1)           Preferred Stock(1)         Preferred Stock(1)
Name and Address                            ---------------           ------------------         ------------------
of Beneficial Owners                     Number     Percent(2)       Number     Percent(2)      Number     Percent(2)
--------------------                     ------     ----------       ------     ----------      ------     ----------

Entities affiliated with the
     Sprout Group(3)                     729,980      18.9%           49,999      15.0%           22,999     18.7%
     3000 Sand Hill Road
     Building 4, Suite 270
     Menlo Park, CA 94025


Entities affiliated with
     U.S. Venture Partners IV, L.P.(4)   730,000      18.9%           50,000      15.0%           23,000     18.7%
     2180 Sand Hill Road
     Suite 300
     Menlo Park, CA 94025

Cannon Street Fund Ltd.                  565,000      15.3%           40,000      12.0%           16,500     13.4%
     c/o Meridian Venture Group
     R.R. Box 272
     Charlottesville, VA 22314

                                                                               Series B                    Series C
                                                 Common Stock(1)           Preferred Stock(1)         Preferred Stock(1)
Name and Address                                 ---------------           ------------------         ------------------
of Beneficial Owners                          Number     Percent(2)       Number     Percent(2)      Number     Percent(2)
--------------------                          ------     ----------       ------     ----------      ------     ----------

Biotechnology Investments Limited             545,000        14.8%         40,000        12.0%        14,500         11.8%
     c/o Old Court Limited
     P.O. Box 58
     St. Julian's Court
     St. Peter Port
     Guernsey, Channel Islands

Singapore Bio-Innovations Pte, Ltd.           420,000        11.8%         42,000        12.6%             0        **
     250 North Bridge Road
     24-00 Raffles City Tower
     Singapore  0617

Hoechst Marion Roussel(5)                     400,000        11.3%              0        **                0        **
     9300 Ward Parkway
     Kansas City, MO  64114

Asset Management Associates                   360,000        10.3%         36,000        10.8%             0        **
  1989 L.P.(6)
     2275 East Bayshore Rd., #150
     Palo Alto, CA   94303

Applied Biosystems a Division of              353,800        10.7%              0        **                0        **
  Perkin Elmer Corporation(7)
     850 Lincoln Centre Drive
     Foster City, CA 94404

Chiron Corporation                            300,000         9.6%              0        **                0        **
     4360 Horton Street
     Emeryville, CA  94608

Entities affiliated with
     Partech International(8)                 300,000         8.7%         15,000         4.5%        15,000         12.2%
     101 California Ave., Suite 3150
     San Francisco, CA  94111

New York Life Insurance Company               270,000         7.9%         20,000         6.0%         7,000          5.7%
     51 Madison Avenue, Room 203
     New York, NY  10010

Becton Dickinson & Company                    233,689         7.4%              0        **                0        **
     One Becton Drive
     Franklin Lakes,  NJ  07417

Sam Eletr, Ph.D.(9)                           413,759        12.3%              0        **                0        **

William K. Bowes, Jr.(10)                     747,721        19.3%         50,000        15.0%        23,000         18.7%

Sydney Brenner, M.D., D. Phil.(11)            275,375         8.7%              0        **                0        **

Timothy G. Geiser(12)                         160,327         4.9%              0        **                0        **

James C. Kitch(13)                             15,818        **               700        **              300        **

Kathleen D. La Porte(3)                       729,980        18.9%         49,999        15.0%        22,999         18.7%

David W. Martin, Jr., M.D                      92,500         2.9%              0        **                0        **

Karoly Nikolich, Ph.D.(14)                    100,000         3.1%              0        **                0        **

Craig C. Taylor(15)                           371,499        10.6%         36,000        10.8%             0        **

Gerald Zon, Ph.D.(16)                         160,806         4.9%              0        **                0        **

All directors and officers                  3,175,303        57.0%        136,699        41.1%        46,299         37.6%
     as a group (11 persons)(17)

**Less than one percent.
                                       6.


(1) Except as otherwise noted, and subject to community property laws where applicable, each person or entity named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by him, her or it. Beneficial ownership of Common Stock reflects beneficial ownership of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as set forth in the table or, with respect to Hoechst Marion Roussel, as set forth in Note 5.

(2) Percentage of beneficial ownership is based on 3,140,672 shares of Common Stock, 332,288 shares of the Company's Series B Preferred Stock, 123,299 shares of the Company's Series C Preferred Stock and 40,000 shares of the Company's Series D Preferred Stock outstanding as of February 28, 1997, except as otherwise noted in the footnotes. The Series B, Series C and Series D Preferred Stock is convertible into Common Stock on a ten-for-one basis. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of February 28, 1997, are deemed outstanding for computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.

 (3) Includes 49,999 shares of Series B Preferred Stock and 22,999 shares of Series C Preferred Stock held by entities affiliated with Sprout Group. Ms. La Porte, a director of the Company, is a general partner of the Sprout Group, an entity affiliated with Sprout Capital VI, Sprout Capital VII and DLJ Capital. Ms. La Porte shares the power to vote and control the disposition of shares held by Sprout Capital VI, Sprout Capital VII and DLJ Capital and therefore may be deemed to be the beneficial owner of such shares. Ms. La Porte disclaims beneficial ownership of such shares, except to the extent of her prorata interest therein.

(4) Includes 50,000 shares of Series B Preferred Stock and 23,000 shares of Series C Preferred Stock held by entities affiliated with U.S. Venture Partners IV, L.P. ("U.S.V.P. IV"). Mr. Bowes, a director of the Company, is a general partner of Presidio Management Group IV, the general partner of U.S.V.P. IV. Mr. Bowes shares the power to vote and control the disposition of shares held by U.S.V.P. IV and therefore may be deemed to be the beneficial owner of such shares. Mr. Bowes disclaims beneficial ownership of such shares, except to the extent of his prorata interest therein.

(5) Consists solely of 40,000 shares of Series D Preferred Stock, which constitutes 100% of the shares of Series D Preferred Stock outstanding.

(6) Includes 36,000 shares of Series B Preferred Stock held by Asset Management Associates 1989 L.P. ("Asset 1989 L.P."). Mr. Taylor, a director of the Company, is a general partner of AMC Partners 89, which is the general partner of Asset 1989 L.P. Mr. Taylor shares the power to vote and control the disposition of shares held by Asset 1989 L.P. and therefore may be deemed to be the beneficial owner of such shares. Mr. Taylor disclaims beneficial ownership of such shares, except to the extent of his prorata interest therein.

(7) Includes 152,400 shares of Common Stock issuable upon exercise of Lynx option held by Applied Biosystems that is exercisable immediately.

(8) Includes 15,000 shares of Series B Preferred Stock and 15,000 shares Series C Preferred Stock held by entities affiliated with Partech International.

(9) Includes 217,500 shares of Common Stock issuable upon exercise of Lynx stock options held by Dr. Eletr that are exercisable within 60 days.

                                       7.

(10) See Note 4 above. Common Stock amount also includes 608 shares of Common Stock issuable upon exercise of Perkin Elmer stock options held by Mr. Bowes that are fully vested and exercisable.

(11) Includes 15,375 shares of Common Stock issuable upon exercise of Lynx stock options held by Sydney Brenner that are exercisable within 60 days.

(12) Includes 123,500 shares of Common Stock issuable upon exercise of Lynx stock options held by Dr. Geiser that are exercisable within 60 days. Also includes 4 shares of Common Stock held of record by Dr. Geiser's wife, to which shares Dr. Geiser disclaims beneficial ownership.

(13) Includes 700 shares of Series B Preferred Stock and 300 shares of Series C Preferred Stock held by GC&H Investments, an investment partnership of which Mr. Kitch is a general partner. Also includes 3,833 shares of Common Stock issuable upon the exercise of Lynx stock option held by Mr. Kitch on behalf of Cooley Godward LLP, a law firm of which Mr. Kitch is a general partner. Mr. Kitch shares the power to vote and control the disposition of such shares and therefore may be deemed to be the beneficial owner of such shares. Mr. Kitch disclaims beneficial ownership of such shares, except to the extent of his prorata interest therein.

(14) Includes 40,000 shares of Common Stock issuable upon exercise of Lynx stock options held by Dr. Nikolich that are exercisable within 60 days.

(15) See Note 6 above. Common Stock amount also includes 1,000 shares of Series C Preferred Stock held by Mr. Taylor and 369 shares of Common Stock issuable upon exercise of Perkin Elmer stock options that are fully vested and exercisable.

(16) Includes 130,750 shares of Common Stock issuable upon exercise of Lynx stock options held by Dr. Zon that are exercisable within 60 days. Also includes 105 shares of Common Stock held of record by Dr. Zon's wife and 64 shares of Common Stock issuable upon exercise of Perkin Elmer stock options held by Dr. Zon's wife that are fully vested and exercisable, as to which shares Dr. Zon disclaims beneficial ownership.

(17) Common Stock amount includes 1,839,980 shares of Series B and Series C Preferred Stock (common equivalent) held by entities affiliated with certain directors and 585,999 shares of Common Stock issuable upon exercise of Lynx stock options and Perkin Elmer stock options held by directors and officers that are exercisable within 60 days. See Notes 9 through 16 above.

Compliance with the Reporting Requirements  of Section 16(a)

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Security and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the calendar year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with except for Mr. Taylor's acquisition of 239 shares through the exercise of a stock option which was reported late.

                                       8.

                             EXECUTIVE COMPENSATION

Compensation of Directors

         Directors are not compensated by the Company for service as directors, but they may be reimbursed for their expenses incurred in connection with attendance at board meetings.

Compensation of Executive Officers

         The following table sets forth certain compensation paid by the Company during the calendar year ended December 31, 1996, 1995 and 1994, to its Chief
Executive Officer and each of the four other most highly compensated executive officers whose compensation exceeded $100,000 (the "Named Executive Officers"):

                           Summary Compensation Table
                                                                              Long Term
                                                                            Compensation
                                                                               Awards
                                                                               ------
                                                                             Securities
                                                             Annual          Underlying             All Other
Name and Principal Position                      Year     Salary($)(1)       Options (#)         Compensation($)
---------------------------                      ----     ------------       -----------         ---------------

Sam Eletr, Ph.D.                                 1996       176,121             32,500                     -
   Chief Executive Officer and                   1995       170,484            105,000                     -
   Chairman of the Board                         1994       160,990             80,000                     -

David W. Martin, Jr., M.D.(2)                    1996       206,229             32,500              158,612(3)
   President and Chief                           1995       133,713(4)         250,000                  750(5)
   Executive Officer                             1994            -                   -                     -

Timothy G. Geiser, Ph.D.                         1996       153,818                  -                  750(5)
   Vice President, Business                      1995       142,674             60,000                  750(5)
   Development                                   1994       132,176             60,000                  750(5)

Karoly Nikolich, Ph.D.                           1996       150,210             30,000                  750(5)
   Vice President, Research                      1995        37,085(6)          70,000                     -
                                                 1994            -                   -                     -

Gerald Zon, Ph.D.                                1996       154,168                  -                  750(5)
   Vice President, Medicinal Chemistry           1995       143,130             60,000                  750(5)
                                                 1994       132,468             60,000                  750(5)

(1) Includes amounts earned but deferred at the election of the Named Executive Officer pursuant to the Company's 401(k) Plan.

(2) Dr. Martin terminated his relationship with the Company in November 1996. The Company will continue to pay Dr. Martin's annual base salary for a period of time not to exceed (12) months pursuant to the terms of the Separation Agreement between the Company and Dr. Martin.

                                       9.


(3) Includes $157,862 in principal and accrued interest due on the line of credit that was forgiven as part of the Separation Agreement. Also includes $750 in contributions made by the Company to the Company's 401(k) Plan on behalf of such employee.

(4) Dr. Martin joined the Company in May 1995. The 1995 annual salary represents a partial year and is not comparable to 1996.

(5) Contributions made by the Company to the Company's 401(k) Plan on behalf of such employee.

(6) Dr. Nikolich joined the Company in October 1995. The 1995 annual salary represents a partial year and is not comparable to 1996.

         Except as disclosed above, no compensation characterized as long-term compensation, including restricted stock awards issued at a price below fair market value or long-term incentive plan payouts, was paid by the Company during the year ended December 31, 1996, to any of the Named Executive Officers.


Stock Option Grants and Exercises

         The  following  table  sets  forth,  for  each of the  Named  Executive
Officers  in the  Summary  Compensation  Table,  certain  information  regarding options granted during the year.
                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                                                                           Annual Rates of Stock
                                                                                            Price Appreciation
                                                      Individual Grants                     for Option Term(4)
                                                      -----------------                     ------------------
                                                  % of Total
                                    Number of       Options
                                   Securities     Granted to
                                   Underlying      Employees    Exercise or
                                     Options       in Fiscal    Base Price     Expiration
         Name                      Granted (1)     Year (2)      ($/sh)(3)        Date          5%($)      10%($)
----------------------             -----------     --------      ---------    -----------     ---------    ------

Sam Eletr, Ph.D.                      32,500         3.78%        $1.54         08/06/2006     $373,463    $624,323

David W. Martin, Jr., M.D.            32,500(5)

Timothy G. Geiser, Ph.D.                   -

Karoly Nikolich, Ph.D.                30,000         3.49%        $4.00         11/18/2006      $75,467    $191,249

Gerald Zon, Ph.D.                          -

(1) Officers of the Company were granted the right to exercise their options prior to vesting, subject to the Company's right of repurchase at the original issue price, which lapses ratably over five years. Options granted generally vest over a five-year period. The term of the options is ten years.

(2) Based on an aggregate of 859,858 options granted to employees of and consultants to the Company during the year ended December 31, 1996, including the Named Executive Officers.

                                      10.

(3) The exercise price per share of each option is equal to the fair market value as determined by the Board of Directors, except for the grants pursuant to the Agreement of Merger between the Company and Spectragen, Inc., for which the exercise price is the original Spectragen grant price, as adjusted pursuant to the terms of the Agreement of Merger. See. "Certain Transactions - Transactions with Directors and Executive Officers."

(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the fair market value of the stock as determined by the Board of Directors on the date of grant appreciated at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(5) Dr. Martin's shares were canceled in November 1996 due to the termination of his relationship with the Company.


         The  following  table  sets  forth,  for  each of the  Named  Executive
Officers in the Summary  Compensation  Table,  the shares acquired and the value realized  on each  exercise  of stock  options  during  the year and  number  of unexercised options:
                  AGGREGATED OPTION EXERCISES IN THE YEAR ENDED
                       DECEMBER 31, 1996 AND OPTION VALUES
                                                                                                      Value of
                                                                                Number of            Unexercised
                                                                               Unexercised          In-the-Money
                                                                                 Options             Options at
                                                                               at Year-End          Year-End ($)
                                         Shares                                -----------        -----------------
                                       Acquired on          Value             (Exercisable/         (Exercisable/
              Name                     Exercise(#)     Realized($)(1)       Unexercisable)(2)     Unexercisable)(3)
              ----                     -----------     --------------       -----------------     -----------------
Sam Eletr, Ph.D.                       130,000(4)          630,500             217,500/0             489,950/0

David W. Martin, Jr., M.D.                  -                    -                     -                     -

Timothy G. Geiser, Ph.D.                    -                    -             123,500/0             288,150/0

Karoly Nikolich, Ph.D.                      -                    -              40,000/0               5,000/0

Gerald Zon, Ph.D.                           -                    -             130,750/0             311,925/0


(1) Represents the fair market value of the Company's Common Stock on the date of exercise, minus the exercise price of the option, multiplied by the number of shares underlying the option.

(2) Includes unvested shares from grants which allow exercises of unvested shares.

(3) Fair market value, as determined by the Board of Directors, of the Company's Common Stock at December 31, 1996 ($4.00), less the exercise price.

(4) Shares exercised are subject to a Stock Purchase Agreement between the optionee and the Company. The shares are subject to repurchase by the Company at the original purchase price in the event of termination of employment. The shares will be released from the Company's repurchase option ratably over a five year period.

                                      11.

                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

General

         The Company became a public reporting company in December l993 when the Company registered its Common Stock and Series A Preferred Stock under the Exchange Act and the Compensation Committee of the Board of Directors was established in March l994. Accordingly, the Compensation Committee made the primary compensation determinations for the Company's officers during the year ended December 31, 1996, including the establishment of base salaries, consideration of bonuses and stock option grants. During 1996, the members of the Compensation Committee included Kathleen La Porte and Craig Taylor. The committee has provided the following with respect to the compensation of executive officers during the year ended December 31, 1996:

Compensation Philosophy

         The Company and its Compensation Committee believe that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel and that the Company must align compensation with short-term and long-term business strategies and performance goals. The current compensation philosophy is to emphasize stockholder value linked with incentives such as stock options over salary increases. The basic elements of executive officer compensation are as follows:

         Salary. To insure that its compensation practices remain competitive, the Company compares its compensation of executives with that of executives of other companies of similar industry, size and geographic location. Salary increases are generally granted on an annual basis and are based on both individual performance and the standard percentage of salary increases granted to other employees.

         Bonuses. During 1996, the Compensation Committee did not consider bonuses when establishing executive compensation, focusing instead on base salary and long-term incentives as the primary compensation vehicles appropriate to the early stages of the Company's development. As part of its general compensation philosophy, however, the Company believes that executive performance may be maximized via a system of annual incentive awards and the Company may consider such awards in the future.

         Long-term Incentives. The Company believes that equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders. The Compensation Committee grants stock to executive officers and other key employees based on a variety of factors, including the financial performance of the Company and assessment of personal performance. Through stock option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options generally is 100% of the fair value of the underlying stock on the date of grant. Employees receive value from these grants only if the Company's Common Stock appreciates in the long term.

         Employment and Severance Agreements. On joining the Company in May 1995, David W. Martin, Jr., M.D., former President and Chief Executive Officer of the Company entered into an Employment Agreement with the Company. Pursuant to his employment agreement, Dr. Martin is receiving, as severance, continued payment of his base salary ($200,000 per year) for twelve (12) months from the date of his termination, reduced by any earned income he may receive from other sources. Also under the terms of the agreement, Dr. Martin received three stock option grants. The first was a fully vested option to purchase 25,000 shares of Lynx Common Stock at an exercise price of $1.00. The second

----------------------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                                      12.

was an option to purchase 175,000 shares of Common Stock at an exercise price of $1.00 per share and the third was an option to purchase 50,000 shares of Common Stock at an exercise price of $5.00 per share. The second and third grants vested over a five year period from the date of grant. Dr. Martin exercised all of the grants subject to the Company's right to repurchase unvested shares upon his termination. A further term of Dr. Martin's employment was a line of credit whereby he could borrow up to $25,000 per quarter during the first two years of employment. The principal and interest due on the line of credit ($157,862) were forgiven upon Dr. Martin's separation from the Company in November 1996. Dr. Martin is not entitled to any additional compensation or benefits beyond what is described in this paragraph. See. "Certain Transactions Transactions with Directors and Executive Officers."

Chief Executive Officer Compensation

         Dr. Eletr's compensation was established in accordance with the criteria described above and was determined by the Board of Directors primarily on the basis of the salary received by Dr. Eletr in 1995 and pursuant to discussions between the Board of Directors and Dr. Eletr, with particular consideration given to Dr. Eletr's equity ownership position in the Company. Because of his ownership position in the Company, the salary established by the Board of Directors may not reflect a salary that would otherwise be required to competitively compensate and retain Dr. Eletr and may not be indicative of future compensation.

Certain Tax Considerations

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Board of Directors has not yet established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as performance based compensation.

         From the members of the Compensation Committee:

                  Kathleen La Porte
                  Craig Taylor

Performance Measurement Comparison

         The Company's Common Stock was subject to certain restrictions on transfer as set forth in the Company's By-laws, which restrictions expired on September 30, 1994. The Company has not listed its Common Stock on any exchange or on the Nasdaq National Market, nor is the Company aware of an established public trading market for the Common Stock. The Company therefore has not included a Performance Measurement Graph in this proxy statement because such a graph will not provide meaningful information to the Company's stockholders.

                                      13.

                              CERTAIN TRANSACTIONS


Transactions with Directors and Executive Officers

         In November 1996, Lynx and its majority owned subsidiary, Spectragen, Inc. ("Spectragen"), a Delaware corporation, entered into an Agreement of Merger pursuant to which Spectragen was merged with and into Lynx and the separate corporate existence of Spectragen ceased (the "Merger"). Each share of Spectragen Common Stock outstanding at the time of Merger was converted into 1.3 shares of Lynx Common Stock and all vested and unvested options to purchase shares of Spectragen Common Stock were assumed by Lynx and converted into options to purchase Lynx Common Stock at the same ratio. Dr. Eletr, a former stockholder and optionholder of Spectragen, received 130,000 shares of Lynx Common Stock and an option to purchase 32,500 shares of Lynx Common Stock as a result of the merger. Dr. Brenner, a former stockholder and optionholder of Spectragen, received 260,000 shares of Lynx Common Stock and an option to purchase 65,000 shares of Lynx Common Stock as a result of the merger.

         In May and June 1995, the Company entered into three separate loan agreements with David W. Martin, Jr., M.D., who was then the Company's President. The first loan of $450,000 was a promissory note secured by a second mortgage on real property. The principal and interest on this loan were repaid according to the terms of the note in September 1996, upon sale of the property. The second loan of $450,000 was issued under a Stock Purchase Agreement for the purchase of 250,000 shares of Common Stock whereby all the shares issued under the agreement were pledged as collateral. Of the 250,000 shares, 225,000 shares were subject to the Company's right of repurchase which lapsed ratably over five years. The loan agreement specified that upon termination, after the Company's right of repurchase was exercised, the remaining principal and interest on the loan were due and payable. In November 1996, the officer left the Company and the stock purchase loan was repaid in full. The third loan was a line of credit agreement whereby Dr. Martin could borrow from the Company up to $25,000 per calendar quarter during the first two years of employment. The line was secured by shares of the Company's Common Stock owned by Dr. Martin. The principal and accrued interest due on the line of credit, an aggregate of $157,862, was forgiven upon Dr. Martin's separation from the Company.

         In October 1995, the Company entered into a loan agreement with another officer of the Company. The note receivable of $210,000 was issued under a Stock Purchase Agreement for the purchase of 60,000 shares of Common Stock whereby all the shares issued under the agreement are pledged as collateral. The outstanding principal amount is due and payable in full on October 1, 2000, subject to an obligation to prepay under specified circumstances. Interest is payable upon the expiration or termination of the note and accrues at the rate of 6.38% per annum. As of February 28, 1997, the outstanding principal and accrued interest under the note was $228,906.

         The Company currently has no other employment contracts with any Named Executive Officers, and the Company has no other compensatory plan or arrangement with Named Executive Officers where the amounts to be paid exceed $100,000 and which are activated upon resignation, termination or retirement of any such executive officer or upon a change in control of the Company.

         For legal services rendered during the calendar year ended December 31, 1996, the Company paid approximately $468,937 to Cooley Godward LLP, the Company's counsel, of which Mr. Kitch, a director of the Company, is a partner.

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

                                      14.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                         By Order of the Board of Directors





                                         James C. Kitch, Secretary


April 9, 1997


         A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the period ended December 31, 1996, is available without charge upon written request to: Investor Relations, Lynx Therapeutics, Inc., 3832 Bay Center Place, Hayward, California 94545.

                                                                      APPENDIX A


PROXY                        LYNX THERAPEUTICS, INC.                      PROXY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1997

     The undersigned hereby appoints Sam Eletr and James C. Kitch, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Lynx Therapeutics, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Lynx Therapeutics, Inc. to be held at the Company's principal executive offices, 3832 Bay Center Place, Hayward, CA 94545 on May 13, 1997 at 11:00 a.m. (local time), and at any and all postponments, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                 (Continued and to be signed on the other side)

                                                       [X] Please mark
                                                           your votes
                                                           as in this
                                                           example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS LISTED ABOVE AND A VOTE FOR PROPOSAL 2.


1. To elect directors to serve for the ensuing year and until their successors are elected.

NOMINEES: Sam Eletr, William K. Bowes, Jr., Sydney Brenner,
James C. Kitch, Kathleen D. La Porte, Craig C. Taylor

                                   FOR       WITHHELD

                                   [ ]         [ ]

[ ]
   ------------------------------------
   For all nominees except as noted above


2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

                              FOR     AGAINST     ABSTAIN
                              [ ]       [ ]         [ ]

3. To transact such other business as may properly come before the meeting or any adjourment or postponement thereof.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Signature(s) ____________________________________  Dated _________________, 1997

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership please sign in partnership name by authorized person.